As filed with the Securities and Exchange Commission on

        October 25, 1996                        Registration No. 33-99110
        -----------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549
                         _______________________________

                         POST EFFECTIVE AMENDMENT NO. 2
                             ON FORM S-3 TO FORM S-1
                             Registration Statement
                        Under the Securities Act of 1933
                        ________________________________

                           THERMOSPECTRA CORPORATION
             (Exact name of registrant as specified in its charter)



         (State or other jurisdiction of         (I.R.S. Employer
          incorporation or organization)        Identification No.)
                               -------------------
                                 81 Wyman Street
                                  P.O. Box 9046
                        Waltham, Massachusetts 02254-9046
                                 (617) 622-1000
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                _______________
                          Sandra L. Lambert, Secretary
                           ThermoSpectra Corporation

                        c/o Thermo Electron Corporation
                                81 Wyman Street
                                 P.O. Box 9046
                       Waltham, Massachusetts  02254-9046
                                 (617) 622-1000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                _______________

                                    Copy to:
                             Seth H. Hoogasian, Esq.
                                General Counsel
                           ThermoSpectra Corporation
                        c/o Thermo Electron Corporation
                                81 Wyman Street
                                 P.O. Box 9046
                       Waltham, Massachusetts  02254-9046
                                 (617) 622-1000

                                ---------------
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





        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of

        1933, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]



PAGE

                  SUBJECT TO COMPLETION, DATED OCTOBER 25, 1996

        PROSPECTUS
                                1,707,000 Shares

                            THERMOSPECTRA CORPORATION


                                  Common Stock

           This Prospectus relates to 1,707,000 shares (the "Shares") of Common Stock, par value $.01 per share (the "Common Stock"), of ThermoSpectra Corporation ("ThermoSpectra" or the "Company").
        The Shares may be offered by certain shareholders of the Company (the "Selling Shareholders") from time to time in transactions on the American Stock Exchange, in negotiated transactions, through the writing of options on the Shares, or a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling

        Shareholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions). The Selling Shareholder and any broker-dealer who acts in connection with the sales of Shares hereunder may be deemed to be "underwriters" as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by them and profit on any resale of the Shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act. The Shares were originally sold by the Company in private placements pursuant to certain Stock Purchase Agreements with the Company dated September 1, September 2, October 13 and December 2, 1994 and October 12, 1995. See "Selling Shareholders."
                                _______________

        The Common Stock offered hereby involves a high degree of risk.
                    See "RISK FACTORS" beginning at page 4.
                                _______________

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE

           SECURITIES AND  EXCHANGE COMMISSION OR ANY STATE SECURITIES
        COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY
         STATE SECURITIESCOMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
          OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                          ----------------------------
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





           None of the proceeds from the sale of the Shares by the Selling Shareholders will be received by the Company. The Company has agreed to bear all expenses (other than underwriting discounts and selling commissions, and fees and expenses of counsel or other advisers to the Selling Shareholders) in connection with the registration and sale of the Shares being registered hereby. The Company has agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act as underwriter or otherwise.

               The date of this Prospectus is ______________, 1996
                                _________________


           No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus regarding the Company or the offering made by this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or by any other person. All information contained in this Prospectus is as of the date of this Prospectus. Neither the delivery of this Prospectus nor any sale or distribution and resale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy any security other than the securities covered by this Prospectus, nor does it constitute an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation may not be lawfully made.


                                  _____________


                              AVAILABLE INFORMATION

           The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth

        Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at

                                        2
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





        prescribed rates. The Common Stock of the Company is listed on the American Stock Exchange, and the reports, proxy statements and other information filed by the Company with the Commission can be inspected at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10006.


           This Prospectus, which constitutes part of a Registration Statement filed by the Company with the Commission under the Securities Act, omits certain of the information contained in the Registration Statement. Reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the Shares offered hereby. Statements contained herein concerning provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the applicable document filed with the Commission.

           The Company undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents that have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference therein). Requests for such copies should be directed to:
        Sandra L. Lambert, Secretary, ThermoSpectra Corporation, c/o Thermo Electron Corporation, 81 Wyman Street, P. O. Box 9046, Waltham, Massachusetts 02254-9046 (telephone number:(617) 622-1000).
                              ____________________

                                   THE COMPANY


           The Company develops, manufactures and markets precision imaging, inspection and measurement instruments based on high-speed data acquisition and digital processing technologies. These instruments are generally combined with proprietary operations and analysis software to provide industrial and research customers with integrated systems that address their specific needs. The Company's products include digital oscillographic recorders that continuously measure and monitor signals from various sensors; digital storage oscilloscopes ("DSOs") that are capable of taking hundreds of millions of measurements per second of transient signals or short bursts of data; data acquisition systems that combine the attributes of

        DSOs and digital oscillographic recorders; X-ray microanalyzers used as accessories to electron microscopes to provide elemental materials analysis as a supplement to the microscope's imaging capabilities; non-destructive X-ray inspection systems for process monitoring and quality control applications; specialty X-ray tubes for industrial and medical applications; and confocal

                                        3
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        laser scanning microscopes that use laser light to generate precise optical images primarily for life science applications.

           As of September 28, 1996, Thermo Instrument beneficially owned approximately 72% of the Company's outstanding Common Stock. As of September 28, 1996, Thermo Instrument was an

        81%-owned subsidiary of Thermo Electron Corporation ("Thermo Electron"). The Company's principal executive offices are located at 81 Wyman Street, Waltham, Massachusetts, and its telephone number is (617) 622-1000.


                                  RISK FACTORS

           Investors should carefully consider the following factors in evaluating the Company and its business before purchasing any of such shares.

           Uncertainty of Growth. Certain of the markets in which the Company competes have been flat or declining over the past several years. The Company has identified a number of strategies it believes will allow it to grow its business, including acquiring complementary businesses; developing new applications for its technologies; and strengthening its presence in selected geographic markets. No assurance can be given that the Company will be able to successfully implement these strategies, or that these strategies will result in growth of the Company's business.

           Potential Increased Competition. The Company predominantly sells its products in the high-performance segment of the markets in which it competes. The products in this segment are generally characterized by superior engineering and performance and compete more on product specifications than on price. The other segments of these markets are dominated by companies with substantially greater financial resources than those of the Company. If these larger companies enter the high-performance segment of the market, no assurance can be given that the Company will be able to successfully compete against them.

           Need to Respond to Technological Change. Many of the Company's products are primarily marketed based on their technology. In order to be successful, the Company believes that it will be important to continually improve the technology underlying its products. No assurance can be given that the Company will be able to do so or that a competitor of the Company will not develop technology or products that will render the Company's competing products non-competitive or obsolete.

           Risks Associated with Acquisition Strategy. The Company's strategy includes the acquisition of underperforming businesses

                                        4
PAGE
        and technologies that complement or augment the Company's existing product lines. Promising acquisitions are difficult to identify and complete for a number of reasons, including competition among prospective buyers and the need for regulatory approvals, including antitrust approvals. There can be no assurance that the Company will be able to integrate any acquired businesses or make such businesses profitable.

           Inability to Raise Future Capital; Possible Dilution. In order to finance the acquisitions that are part of the Company's growth strategy, it may be necessary for the Company to raise additional funds either through public or private financings. Any equity or debt financing, if available at all, may be on terms which are not favorable to the Company and, in the case of an equity financing, could result in dilution to the Company's stockholders.

           Possible Adverse Impact of Significant International Operations. The Company expects that international sales will continue to represent a significant portion of its revenues. In fiscal 1995, international sales accounted for over 50% of the Company's total pro forma revenues. These sales carry a number of inherent risks, including risks associated with currency exchange, tariffs and other potential trade barriers, potentially reduced protection for intellectual property, the impact of recessionary environments in economies outside the United States and generally longer receivable collection patterns.

           Risks Associated with Protection, Defense and Use of Intellectual Property. The Company holds many patents relating to various aspects of its products, and believes that proprietary technical know-how is critical to many of its products. Proprietary rights relating to the Company's products are protected from unauthorized use by third parties only to the extent that they are covered by valid and enforceable patents or are maintained in confidence as trade secrets. There can be no assurance that patents will issue from any pending or future patent applications owned by or licensed to the Company or that the claims allowed under any issued patents will be sufficiently broad to protect the Company's technology and, in the absence of patent protection, the Company may be vulnerable to competitors who attempt to copy the Company's products or gain access to its trade secrets and know-how. Proceedings initiated by the Company to protect its proprietary rights could result in substantial costs to the Company. There can be no assurance that competitors of the Company will not initiate litigation to challenge the validity of the Company's patents, or that they will not use their resources to design comparable products that do not infringe the Company's patents. There may also be pending or issued patents held by parties not affiliated with the Company

                                        5
PAGE
        that relate to the Company's products or technologies. The Company may need to acquire licenses to, or contest the validity of, any such patents. There can be no assurance that any license required under any such patent would be made available on acceptable terms or that the Company would prevail in any such contest. The Company could incur substantial costs in defending itself in suits brought against it or in suits in which the Company may assert its patent rights against others. If the outcome of any such litigation is unfavorable to the Company, the Company's business and results of operations could be materially adversely affected. In addition, the Company relies on trade secrets and proprietary know-how which it seeks to protect, in part, by confidentiality agreements with its collaborators, employees and consultants. There can be no assurance that these agreements will not be breached, that the Company would have adequate remedies for any breach or that the Company's trade secrets will not otherwise become known or be independently developed by competitors.


           Potential Conflict of Interest. For financial reporting purposes, the Company's financial results are included in Thermo Instrument's and Thermo Electron's consolidated financial statements. Certain officers of the Company are also officers of Thermo Instrument, Thermo Electron and/or other subsidiaries of Thermo Electron, and are full-time employees of Thermo Instrument or Thermo Electron. Such officers will devote only a portion of their working time to the affairs of the Company. The members of the Board of Directors and officers of the Company who are also affiliated with Thermo Instrument or Thermo Electron will consider not only the short-term and the long-term impact of operating decisions on the Company, but also the impact of such decisions on the consolidated financial results of Thermo Instrument and/or Thermo Electron. In some cases the impact of such decisions could be disadvantageous to the Company while advantageous to Thermo Instrument and/or Thermo Electron, or vice versa. The Company is a party to various agreements with Thermo Electron that may limit the Company's operating flexibility.

           Lack of Voting Control. The Company's shareholders do not have the right to cumulate votes for the election of directors. Thermo Instrument, which owns approximately 72% of the outstanding voting stock of the Company, has the power to elect the entire Board of Directors of the Company and to approve or disapprove any corporate actions submitted to a vote of the Company's shareholders.

           Possible Volatility of Stock Price. Since public trading of the Company's Common Stock commenced in August 1995, the market price has fluctuated considerably, and it may continue to fluctuate in the future. The Company believes that such factors

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





        as announcements relating to product development, other developments by the Company or its competitors, variations in quarterly operating results, and the volatility of the stock market, among other things, could cause the market price for the Common Stock to fluctuate substantially.


           Possible Adverse Effect from Sale of Shares Eligible for Future Sale. The 8,999,186 shares of Common Stock owned by Thermo Instrument are eligible for sale under Rule 144. In addition, as long as Thermo Instrument is able to elect a majority of the Company's Board of Directors, it will be able to cause the Company at any time to register for resale all or a portion of the Common Stock owned by Thermo Instrument. Additional shares of Common Stock issuable upon exercise of options which have been or may be granted under the Company's stock-based compensation plans will become available for future sale in the public market at prescribed times. Sales of a significant number of shares of Common Stock in the public market could adversely affect the market price of the Common Stock.


           Lack of Dividends. The Company has never paid any cash dividends on its Common Stock. The Board of Directors anticipates that for the foreseeable future the Company's earnings, if any, will be retained for use in the business and that no cash dividends will be paid on the Common Stock.

                              SELLING SHAREHOLDERS

           The following table shows the names of the Selling
        Shareholders, the number of shares of the Company's Common Stock each owned, the number of Shares that may be offered by each of them pursuant to this Prospectus and the number of Shares each will own after completion of the offering, assuming all of the Shares being offered hereby are sold.
                                                              Shares
                                       Shares of             Owned
                                      Common Stock   Shares   After
                                     Owned Prior    to Being  Comple-
              Selling Shareholder  the Offering(1)   Offered  tion of
              -------------------     ------------  -------   Offering
                                             ---              --------
        Lombard, Odier & Cie                 357,600  262,500   95,100
        Darier, Hentsch & Cie                192,000  160,000   32,000

        Chase Manhattan, N.A. TTEE for
          IBM Corp. Retirement Plan          116,850  116,850        0
        Pitt & Co.                           116,850  116,850        0
        Venrock Associates                   110,470  110,470        0


        Gerlach & Co.                         80,000   80,000        0

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        Earl R. Lewis (2)                     55,000    5,000   50,000
        Discount Bank and Trust Company       52,850      750   52,100

        ABN AMRO (Switzerland)                50,750   50,750        0
        Crescent Holding GmbH                 50,000   50,000        0
        Venrock Associates II, L.P.           49,530   49,530        0

        BP Pension Trustees Limited           40,000   40,000        0
        HCM & Co.                             40,000   40,000        0
        Thomas Paine Investors LP             40,000   20,000   20,000

        J. Henry Schroder Bank AG             32,000   30,000    2,000
        AMBIT & CO.                           25,000   25,000        0
        Alexandra O. Bjorklund TTEE
          Alexandra O. Bjorklund 1988
          Trust U/A/D 11/11/88                20,000   15,000    5,000

        PetersMoser,BYiskakMoser,r
          Trust U/A/D 2/15/90                 20,000   10,000   10,000

        The 1985 Rufeh Family Trust           20,000   20,000        0
          U/A/D 12/20/85
        Gerald Feldman                        15,400   15,000      400
        Elias Samaras & Dennis
          Speliotis, Trustees, The
          Artemis Zavaliangos 1991            15,000   10,000    5,000
          Trust U/A/D 7/2/91

        Linda Bassin                          10,000   10,000        0
        Paul A. Berkman & Judith M.
          Berkman, JTWROS                     10,000   10,000        0
        K.A.M. Group                          10,000   10,000        0


        Ruth Patel                            10,000    7,000    3,000
        Judy Shapiro                          10,000   10,000        0
        WNC Corporation                       10,000   10,000        0

        Soginvest Banca Lugano                 8,900   7,500     1,400
        Thomas O. McCarthy                     8,000   5,000     3,000
        Richard V. Aghababian                  7,500   7,500         0

        Swiss Bank Corporation, Geneva         7,500   7,500         0
        Robert A. McCabe (3)                   6,818   6,818         0
        Michael Bollag                         6,000   6,000         0

        Volksbank Kufstein                     6,000   6,000         0
        Banque Clariden                        5,000   5,000         0
        Corman Foundation                      5,000   5,000         0

        Richard B. Felder                      5,000   5,000         0
        Henry A. Fredricks                     5,000   5,000         0

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        Richard J. Gusick, IRA Account
          Rollover, Cowen & Co. Cust.          6,500   5,000     1,500
        James Joseph Linus, Smith
          Barney IRA Custodian                 5,000   5,000         0

        Edwin McCarthy                         5,000   5,000         0
        Michael Mintz                          5,000   5,000         0
        Oddo et Cie                            5,000   5,000         0

        Peter Richman                          5,000   5,000         0
        Alan J. Rubin                          5,000   5,000         0
        Firooz Rufeh, Smith Barney as
        Rollover Custodian                     5,000   5,000         0

        Jackie L. Stone                        5,000   5,000         0
        Yoav & Cynthia Shmuely JTWROS          5,000   5,000     5,000
        Simon Zunamon                          5,000   5,000         0
        Richard & Christine Cowgill            4,400   4,000       400
        JTWROS

        Theobald M. Karch TTEE Theobald
          M. Karch Revocable Trust
          U/A/D 1/11/94 FBO Theobald M.        4,182   4,182         0
          Karch
        Stuart Albrecht                        4,000   4,000         0
        Baden-Wurttembergische Bank            4,000   4,000         0

        Michael H. Carstens & Ortrud M.        4,000   2,500     1,500
        Carstens JTWROS
        Stanley H. Feldberg & Theodora
          L. Feldberg, Trustees, The
          Stanley Feldberg 1985
          Revocable Trust dtd 12/20/85         4,000   4,000         0
        Ann Herrmann                           4,000   4,000         0
        Francis Jungers (4)                    4,000   2,000     2,000

        Leonard Russin                         4,000   4,000         0
        William O. Flannery                    3,500   3,500         0
        George R. & Joann L. Dick              3,000   3,000         0
        JTWROS

        Matthew K. Kwiatek                     3,000   3,000         0
        M.D. Funding, Inc.                     3,000   3,000         0
        Paris Nicolaides TTEE FBO
          George, Dora Razis U/A/D             3,000   3,000         0
          8/10/81


        Trude C. Taylor                        3,000   3,000         0
        James L. Fregosi                       2,800   2,000       800
        Seema Sachdeva & Rakeesh
        Sachdeva JTWROS                        2,600   2,000       600

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





        Walter S. Burrage, Jr.                 2,500   2,500         0
        Mark W. Cahill                         2,500   2,500         0

        David Clark Minority Trust             2,500   2,500         0
        Jonathan Clark Revocable Trust         2,500   2,500         0
        Kitty R. Clark Revocable Trust         2,500   2,500         0

        Focus Capital Corp.                    2,500   2,500         0
        Jonathan Piper                         2,500   2,500         0
        Patricia L. Riley Rev. Trust           2,500   2,500         0

        Marvin Sharfstein                      2,500   2,500         0
        Alvin J. Smith                         2,500   2,500         0
        Frank C. Strasburger                   2,500   2,500         0

        Robert Frankel & Pessia Frankel        2,000   2,000         0
        JTWROS
        Natalie Karp and Jason Karp            2,000   2,000         0
        Elaine Khalaf                          2,000   2,000         0

        Ronald Krinick                         2,000   2,000         0
        Murray Norkin & Lynne Norkin           2,000   2,000         0
        JTWROS
        Peter G. Pantazelos                    2,000   2,000         0
        Dr. Pairoj & Mrs. Surapee              2,000   1,000     1,000
        Ruktanonchai

        Lee Ruwitch                            2,000   2,000         0
        Michael J. Schmerin M.D. P.C.
          Retirement Trust U/A/D               2,000   2,000         0
          8/10/78
        Steven W. Spira                        2,000   2,000         0

        Maureen M. Sweeney                     2,000   1,000     1,000
        Windy City, Inc.                       2,000   2,000         0
        Nicholas T. Zervas                     2,000   2,000         0

        Michael Zuk                            2,000   2,000         0
        Sam Wietschner & Tova
        Wietschner JTWROS                      1,800   1,800         0
        Lloyd Arnel                            1,500   1,500         0
        James C. Linus TTEE James J. &
          Sylvia R. Linus Grandchildren
          Trust U/A/D 12/30/92                 1,500   1,500         0

        Jacqueline O'Neill                     1,500   1,000       500
        Steven J. Coleman                      1,300   1,000       300
        Suresh B. & Rambha S. Bhalala          1,200   1,000       200

        Max D. Caldwell                        1,200   1,000       200
        Robert A. Fein & Rena Gray
        Fein, JTWROS                           1,000   1,000         0
        Eugene Goodman                         1,000   1,000         0


                                       10
PAGE

        Carlo Koch                             1,000   1,000         0
        Bruce Lenthall Minority Trust          1,000   1,000         0

        Elizabeth Lenthall Minority            1,000   1,000         0
        Trust
        Joshua Lenthall Minority Trust         1,000   1,000         0
        Jay V. Narola & Kaushika J.
        Narola JTWROS                          1,000   1,000         0

        Murray Norkin                          1,000   1,000         0
        Edward A. Sweeney                      1,000   1,000         0
        Joseph F. Sweeney                      1,000   1,000         0

        Alyssa A. Burrage Minority               500     500         0
        Trust
        Amanda B. Burrage Minority               500     500         0
        Trust
        Christopher L. Burrage Minority          500     500         0
        Trust
        Katherine S. Burrage Minority            500     500         0
        Trust

        Susannah D. Burrage Minority             500     500         0
        Trust
        Terence Hogan                            460     460         0
        Bear Stearns IRA fbo Terence             217     217         0
        Hogan

        Charles McQuaid                          486     486         0
        Ralph Wanger                           2,317   2,317         0
        LZW Family Investment                    820     820         0
        Partnership


        Mone Anathan III                         658     658         0
        Robert D. Appelbaum                    1,283   1,283         0
        Ralph A. Bard, Jr., Trustee UAD
        2/12/83                                  256     256         0

        Bear Stearns IRA fbo Ben A.              346     346         0
        Beavers
        Ellen H. Block Revocable Trust
        DTD 8/29/86                            1,285   1,285         0
        Daryl D. Boddicker Trust                 657     657         0

        Ann K. Butler                          1,315   1,315         0
        William J. Cadogan                       577     577         0
        Common Sense Partners, L.P.            6,582   6,582         0

        Couderay Partners                      1,947   1,947         0
        Sara Crown 65 Trust                      131     131         0
        Terry D. Diamond Trust                   610     610         0
        John E. Doddridge                      1,752   1,752         0


                                       11
PAGE

        Bear Stearns IRA fbo Joseph P.
        Durrett                                  516     516         0
        Eugene H. Edson                          579     579         0

        Stephen M. Ehrlichman                    256     256         0
        S. Cody Engle                            920     920         0
        Roxanne H. Frank Trust DTD               486     486         0
        3/16/84

        Samuel J. Gerson                         657     657         0
        Howard N. Gilbert                        657     657         0
        The Goldfeder Family Trust             1,249   1,249         0

        Lenore S. Greenberg Trust              1,050   1,050         0
        Madeline Halpern                       1,935   1,935         0
        J. Davis Hamlin                          889     889         0

        TrustgDTD 7/31/87Revocable             1,707   1,707         0

        Joan W. Harris Revocable Trust           244     244         0
        DTD 4/1/93
        William W. Harris Trust DTD              486     486         0
        6/22/84
        David F. Hinchman                        578     578         0

        Larry J. Hochberg Revocable              516     516         0
        Trust
        Roger L. Howe                          3,349   3,349         0
        Roger Howe Revocable Trust #2          1,030   1,030         0

        Jerome Kahn Jr. Revocable Trust
        DTD 10/16/87                             244     244         0
        Keim Family Partnership                  436     436         0
        Bear Stearns IRA fbo Alexander           128     128         0
        S. Knopfler
        Michael S. Koeneke                       517     517         0

        Alan J. Lacy                             578     578         0
        Lakeview Multi-Strategy Fund,            730     730         0
        L.P.
        Gladys K. Lazarus                      1,032   1,032         0

        Daniel H. Levy                           516     516         0
        John S. Lillard                          578     578         0
        J.M. Lozier Revocable Trust              517     517         0

        C.H. Randolph Lyon, Jr.                1,155   1,155         0
        Charles N. Matthewson Trust            1,315   1,315         0
        Bear Stearns IRA fbo Edward J.         1,032   1,032         0
        McCabe

        Robert G. McVicker                       516     516         0
        Meier Family Partnership                 640     640         0


                                       12
PAGE

        Gerald B. Mitchell                       887     887         0
        MND Investment Company                   576     576         0

        S. William Pattis                        578     578         0
        Virginia H. Polsky Trust DTD             486     486         0
        8/5/94
        Qualified Terminal Interest              128     128         0
        Trust UW Harry C. Woldenberg

        Allen I. Questrom                      1,315   1,315         0
        Eric & Heather Reickert                  516     516         0
        Seahorse Investments, Inc.               826     826         0

        Henry Shapiro                            513     513         0
        G. Nichols Simonds                       517     517         0
        Bear Stearns IRA fbo Edward W.           577     577         0
        Smeds


        Christopher & Mary Susan                 577     577         0
        Steffen
        Michael & Susanna Steinberg              516     516         0
        Jerome H. Stone                          657     657         0

        Joseph G. Temple Jr.                   1,315   1,315         0
        Thermo Electron Corporation (6)    9,000,039   1,153  8,999,186
        James R. Trueman Trust DTD             6,551   6,551         0
        4/8/86

        Francis A. Waters                        521     521         0
        Winchester Partners                      243     243         0
        Rochelle Zell Revocable Trust          1,219   1,219         0

        Flying Squirrel Fund, L.P.                35      35         0

        ----------------------------

        (1)Except as otherwise reflected in the footnotes to this table, all share ownership includes Shares owned by the Selling Shareholders and shares that the Selling Shareholders have the right to acquire within 60 days of March 30, 1996, through the exercise of stock options.
        (2)Earl R. Lewis is Chairman of the Board and Director of the Company and Senior Vice President of Thermo Instrument.
        (3)Robert A. McCabe is a Director of Thermo Electron.
        (4)Francis Jungers is a Director of Thermo Electron.
        (5)Donald E. Noble is a Director of Thermo Electron.
        (6)Includes 8,999,186 shares of the Company's Common Stock owned by Thermo Instrument, an 81%-owned subsidiary of Thermo Electron.

           The Shares are being registered to permit public secondary trading of the Shares from time to time by the Selling
        Shareholders.  Of the Shares being offered by the Selling

                                       13
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





        Shareholders, 1,505,000 were sold by the Company in private placement transactions pursuant to Stock Purchase Agreements with the Company dated September 1, October 13 and December 2, 1994 and 202,000 of the Shares being offered by the Selling Shareholders were sold by the Company in private placement transactions pursuant to Stock Purchase Agreements with the

        Company dated October 12, 1995 (collectively, the "Purchase
        Agreements").

           In the Purchase Agreements, the Company agreed, among other things, to bear all expenses (other than underwriting discounts, selling commissions, and fees and expenses of counsel and other advisors to the Selling Shareholders) in connection with the registration and sale of the Shares being offered by the Selling Shareholders. See "Sale of Shares." The Company has agreed to prepare and file such amendments and supplements to the Registration Statement of which this Prospectus forms a part as may be necessary to keep the Registration Statement effective until all the Shares offered hereby have been sold pursuant thereto or until such Shares are no longer, by reason of Rule 144(k) under the Securities Act or any other rule of similar effect, required to be registered for the public sale thereof by the Selling Shareholders.

                                 SALE OF SHARES

           The Company has been advised that the Selling Shareholders may sell Shares from time to time in transactions on the American Stock Exchange, in negotiated transactions, through the writing of options on the Shares, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market price or at negotiated prices. The Selling Shareholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions).

           The Selling Shareholders and any broker-dealers who act in connection with the sale of Shares hereunder may be deemed to be "underwriters" as that term is defined in the Securities Act, and any commissions received by them and profit on any resale of the Shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act. The Company has agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act as underwriter or otherwise.

                                       14
PAGE

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

             The following documents previously filed with the Commission are incorporated in this Prospectus by reference:


             (a) The Company's Annual Report on Form 10-K for the year ended December 30, 1995.

             (b) The Company's Quarterly Report on Form 10-Q for the three-month period ended March 30, 1996.

             (c) The Company's Quarterly Report on Form 10-Q for the three-month period ended June 29, 1996.

             (d) The Company's Current Report on Form 8-K filed with the Commission on August 19, 1996 with respect to events occurring on August 5, 1996, as amended by Form 8K-A filed with the Commission on October 1, 1996.


             (e) The description of the Common Stock which is contained in the Company's Registration Statement on Form 8-A, filed under the Exchange Act, as amended.

             All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the respective dates of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein modifies, supersedes or replaces that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                  LEGAL MATTERS

           Certain legal matters relating to the Shares offered hereby have been passed upon for the Company by Seth H. Hoogasian, Esq., General Counsel of Thermo Electron, Thermo Instrument and the
        Company.   As of the date of such opinion, Mr. Hoogasian owned or
        had the right to acquire 5,000 shares of Common Stock, 23,438 shares of common stock of Thermo Instrument and 82,385 shares of common stock of Thermo Electron.

                                    EXPERTS


                                       15
PAGE

           The financial statements and schedules of the Company incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 30, 1995 and the financial statements of Kevex, Inc. incorporated in this Prospectus by reference to the Company's Current Report on Form 8-K filed with the Commission on August 19, 1996 with respect to events occurring on August 5, 1996, as amended by Form 8K-A filed with the Commission on October 1, 1996, have been audited by Arthur Andersen LLP, independent public accountants, to the extent and for the periods as indicated in their reports with respect thereto, and are incorporated herein and therein in reliance upon the authority of said firm as experts in giving said reports.









































                                       16
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





                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

             Item 14.  Other Expenses of Issuance and Distribution.


           The expenses incurred by the Company in connection with the issuance and distribution of the securities being registered are as follows. All amounts are estimated except the Securities and Exchange Commission registration fee.

                                                         Amount
                                                         ------
         Registration fee - Securities and Exchange      9,492.00
         Commission ...................................

         Legal fees and expenses ......................  10,000.00
         Accounting fees and expenses .................  15,000.00
         Miscellaneous ................................   5,508.00
              Total ...................................  40,000.00


             Item 15.  Indemnification of Directors and Officers.

             The Delaware General Corporation Law and the Company's Certificate of Incorporation and By-Laws limit the monetary liability of directors to the Company and to its stockholders and provide for indemnification of the Company's officers and directors for liabilities and expenses that they may incur in such capacities. In general, officers and directors are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. The Company also has indemnification agreements with its directors and officers that provide for the maximum indemnification permitted by law. Reference is made to the Company's Certificate of Incorporation, By-Laws and form of Indemnification Agreement for Officers and Directors incorporated by reference as Exhibits 3.1, 3.2 and
        10.11 hereto, respectively.

             Thermo Electron Corporation has an insurance policy which insures the directors and officers of Thermo Electron and its subsidiaries, including the Company, against certain liabilities which might be incurred in connection with the performance of their duties.



                                       17
PAGE

             The Selling Shareholders are obligated under the Purchase Agreements to indemnify directors, officers and controlling persons of the Registrant against certain liabilities, including liabilities under the Securities Act.

             Item 16.  Exhibits


             See the Exhibit Index included immediately preceding the exhibits to this Registration Statement.

             Item 17.  Undertakings.

             (a)  The undersigned Registrant hereby undertakes that:

                   (1) To file, during any period in which offers or
                       sales are being made, a post-effective amendment to this registration statement:

                       (i)  To include any prospectus required by Section

                            10(a)(3) of the Securities Act of 1933;

                       (ii) To reflect in the prospectus any facts or
                            events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                       (iii)To include any material information with
                            respect to the plan of distribution not
                            previously disclosed in the registration statement or any material change to such information in the registration statement.



                                       18
PAGE

                            Provided, however, that paragraphs (a)(1)(i)
                       and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
        Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter

                                       19
PAGE
        has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


















































                                       20
PAGE

                                   SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 2 on Form S-3 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on this 25th day of October 1996.

                                      THERMOSPECTRA CORPORATION

                                      By: /s/ Theo Melas-Kyriazi
                                        ---------------------------
                                             Theo Melas-Kyriazi
                                             President and Chief
                                             Executive Officer

             Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 on Form S-3 to Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

          Signature                        Title             Date


        /s/ Theo Melas-Kyriazi        President, Chief   October 25, 1996
        ---------------------------
        Theo Melas-Kyriazi            Executive Officer
                                      and Director (Principal
                                      Executive Officer)

        John N. Hatsopoulos*          Vice President,    October 25, 1996
        ----------------------
        John N. Hatsopoulos           Chief Financial Officer
                                      (Principal Financial Officer)


        Paul F. Kelleher*             Chief Accounting   October 25, 1996
        ----------------------
        Paul F. Kelleher              Officer (Principal
                                      Accounting Officer)

        Earl R. Lewis*                Chairman of the    October 25, 1996
        ----------------------
        Earl R. Lewis                 Board and Director

        Elias P. Gyftopoulos*         Director           October 25, 1996
        ----------------------
        Elias P. Gyftopoulos

        Arvin H. Smith*               Director           October 25, 1996
        ----------------------
        Arvin H. Smith


        Michael Stansky*              Director           October 25, 1996
        ----------------------
        Michael Stansky

        * The undersigned Jonathan W. Painter, by signing his name hereto, does hereby execute this Post Effective Amendment No. 2

                                       21
PAGE
        on Form S-3 to Registration Statement on Form S-1 on behalf of each of the above-named persons pursuant to powers of attorney executed by such persons and filed with the Securities and Exchange Commission.

                                           /s/ Jonathan W. Painter
                                           ----------------------------

                                           Jonathan W. Painter
                                           Attorney-in-Fact














































                                       22
PAGE

                                  EXHIBIT INDEX




         ExNo.it                  Description of Exhibit
         -------                  ----------------------
                             Description of Exhibit

            4 Specimen Common Stock Certificate (incorporated by reference from the corresponding exhibit to the Registrant's Registration Statement on Form S-1 (File No. 33-93778))
            5 Opinion of Seth H. Hoogasian, Esq. (previously filed)
           23.1   Consent of Arthur Andersen LLP

           23.2   Consent of Seth H. Hoogasian, Esq. (contained in
                  Exhibit 5)
           24     Power of Attorney (previously filed)





        AA962840003






























                                       23